Consent of Independent Registered Public Accounting Firm
-----------------------------------------------------------------

The board and shareholders
AXP Stock Series, Inc.:
     AXP Stock Fund

The board of trustees and unitholders
Growth and Income Trust:
     Equity Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
-------------
    KPMG LLP
    Minneapolis, Minnesota
    November 22, 2004